UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 8, 2013 (October 8, 2013)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On October 8, 2013, Hyperdynamics Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors has fixed December 5, 2013 as the date for the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”).  Further details regarding the 2014 Annual Meeting will be included in the 2014 definitive proxy statement, which the Company will distribute in advance of the 2014 Annual Meeting.  A copy of the Company’s press release, dated October 8, 2013, is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Because the 2014 Annual Meeting will be held on a date that is more than 30 days before the first anniversary of the 2013 Annual Meeting of Stockholders, new deadlines for receipt of any nomination to elect a director or stockholder proposal for the 2014 Annual Meeting have been set in accordance with the Company’s Amended and Restated Bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

If a stockholder of the Company wishes to present a proposal or nominate a director at the Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such proposal or nomination must be submitted pursuant to Article I, Section 9 of the Company’s Amended and Restated Bylaws and received by the Secretary of the Company at its offices, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079, no later than October 18, 2013 and the stockholder must comply with the provisions of the Company’s Amended and Restated Bylaws.

Stockholders may present proposals for inclusion in the Company’s proxy statement for the 2014 Annual Meeting by submitting their proposals to the Secretary of the Company no later than October 18, 2013.  In addition, such notice and proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the Company’s Amended and Restated Bylaws, as applicable.

Item 9.01                                           Financial  Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: October 8, 2013	By:	/s/ Paul C. Reinbolt
	Name:	Paul C. Reinbolt
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 8, 2013